Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Datto Holding Corp. 2021 Employee Stock Purchase Plan of our report dated March 11, 2021, with respect to the consolidated financial statements of Datto Holding Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Stamford, Connecticut
June 7, 2021